Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-188298) pertaining to the ING U.S., Inc. 2013 Omnibus Employee Incentive Plan,

2.	Registration Statement (Form S-8 No. 333-188299) pertaining to the ING U.S., Inc. 2013 Omnibus Non-Employee Director Incentive Plan,

3.	Registration Statement (Form S-8 No. 333-191261) pertaining to the ING U.S. 401(k) Plan for ILIAC Agents,

4.	Registration Statement (Form S-8 No. 333-191262) pertaining to the ING U.S. Savings Plan and ESOP,

5.	Registration Statement (Form S-8 No. 333-202527) pertaining to the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan,

6.	Registration Statement (Form S-8, No. 333-209728) pertaining to the Voya Financial, Inc. Employee Stock Purchase Plan, and Incentive Plan,

7.	Registration Statement (Form S-8 No. 333-233754) pertaining to the Voya Financial, Inc. 2019 Omnibus Employee Incentive Plan;

of our reports dated February 22, 2022 with respect to the consolidated financial statements of Voya Financial, Inc., and the effectiveness of internal control over financial reporting of Voya Financial, Inc. included in this Annual Report (Form 10-K) of Voya Financial, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
San Antonio, Texas
February 22, 2022